SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT

                          TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 29, 2004

                              METRIS COMPANIES INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                            (State of incorporation)

                  1-12351                            41-1849591
         (Commission file number)           (IRS employer identification no.)

            10900 Wayzata Boulevard, Minnetonka, Minnesota 55305-1534
                    (Address of principal executive offices)

                                 (952) 525-5020
                         (Registrant's telephone number)

                                 Not Applicable
          (Former name or former address, if changed since last report)

Item 5.  Other Events.

Metris Companies Inc. announced on June 29, 2004 that Metris Receivables, Inc., its wholly-owned subsidiary, has defeased the $500 million Series 2001-4 asset-backed securitization from the Metris Master Trust. Series 2001-4 was scheduled to mature in September 2004. The recently announced two-year $1.2 billion conduit facility was used to retire that debt.

Item 7.(c) Exhibits

99.1 Press release of Metris Companies Inc. dated June 29, 2004 announcing that Metris Receivables, Inc., its wholly-owned subsidiary, has defeased the $500 million Series 2001-4 asset-backed securitization from the Metris Master Trust. Series 2001-4 was scheduled to mature in September 2004. The recently announced two-year $1.2 billion conduit facility was used to retire that debt.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                   METRIS COMPANIES INC.


                   By: ______________________________________
                       David D. Wesselink
                       Chairman and CEO

Dated:  June 30, 2004


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                                  EXHIBIT INDEX

Exhibit No.       Description

99.1 Press release of Metris Companies Inc. dated June 29, 2004 announcing that Metris Receivables, Inc., its wholly-owned subsidiary, has defeased the $500 million Series 2001-4 asset-backed securitization from the Metris Master Trust. Series 2001-4 was scheduled to mature in September 2004. The recently announced two-year $1.2 billion conduit facility was used to retire that debt.